METALLURGICAL RESEARCH AND ASSAY LABORATORY
                             745 SUNSET RD., SUITE 8
                               HENDERSON, NV 89015
                                  702-565-0074
                                  June 13, 1997

Dale McGhie
1539 Vassar Street
Reno, NV
89502

Dear Mr. McGhie:

Enclosed ar The assays from the skull valley property that we sampled for Mr. Furlong. Mr. Graham and I were present and observed the taking of the samples. We physically took possession of these samples, brought them to our laboratory, prepared and assayed each sample.

If you need any additional information please call us at the above number.

Thank you.

                                                    Sincerely,

                                               /s/ Donald E. Jordan

                                                 Donald E. Jordan

Metallurgical Research and Assay Laboratory
                                              745 Sunset Road Suite 8
                                                Henderson, NV 89015
                                                   702-565-0074
                                                   702-564-0726


ASSAY REPORT

ASSAY NUMBER               2972A                     DATE:    6/12/97

CUSTOMER                   CRAIG FURLONG

SAMPLE IDENTIFICATION               #1 PIT - 90+ FEET

Element                    ppm or ug/g Troy oz/s.ton

Au-Gold                              35.2                        1.03
Ag-Silver                            39.3                        1.14
Pt-Platinum                         105.5                        3.08
Rh-Rhodium                           42.5                        1.24
Os-Osmeium                          670.0                       19.54
Ru-Ruthenium                         92.5                        2.70
Pd-Pladdium                          13.9                        0.40
Ir-Iridium                          251.5                        7.34
Fe-Iron                         278,000.0                        8,108.15
Cu-Copper                           312.0                        9.10

SULFUR : 0.012 %
S102 : 50.9 %
                               REGISTERED ASSAYER
                              CERTIFICATE NO. 19127
                                DONALD E. JORDAN
                              /s/ DONALD E. JORDAN
                               Date Signed 6/12/97
                                 ARIZONA, U.S.A.

UNLESS PRIOR ARRANGEMENTS ARE MADE, ALL SAMPLES WILL BE DISCARDED AFTER 30 DAYS.THESE RESULTS ARE BASED ON WELL KNOWN ACCEPTED ANALYTICAL PROCEDURES USED SOLELY ON THE SAMPLE TAKEN BY JORDAN, GRAHAM, AND HERRON. THIS REPORT IS PREPARED EXCLUSIVELY FOR THE CLIENT. NO WARRNTIES AS TO THE REPRODUCIBILITY OR EXTRACTABILITY OF MATERIAL OTHER THAN THE SAMPLE IS GIVEN. DONALD E. JORDAN AND/OR METALLURGICAL RESEARCH AND ASSAY LABORATORY MAKE NO REPRESENTATION EXPRESS OR IMPLIED ON MATERIAL OTHER THAN THAT REPRESENTED BY THE SAMPLE ASSAYED.

NOTE: "#VALUE!" MEANS THAT ELEMENT HAS NOT BEEN ANALYZED FOR THIS REPORT.



                   Metallurgical Research and Assay Laboratory
                             745 Sunset Road Suite 8
                               Henderson, NV 89015
                                  702-565-0074
                                  702-564-0726


ASSAY REPORT
ASSAY NUMBER               2972B    DATE:    6/12/97
CUSTOMER                   CRAIG FURLONG
SAMPLE IDENTIFICATION               #1 PIT - 90'

Element                    ppm or ug/g Troy oz/s.ton
B-Boron                              0.0                      0.00
Zn-Zinc                            216.0                        6.30
Ni-Nickel                          475.5                       13.87
Mo-Molybdenum                       82.5                        2.41
Re-Rhenium                           4.6                        0.13
As-Arsenic                       1,270.0                        37.04
Sb-Antimony                        530.0                        15.46
Co-Cobalt                        2,850.0                        83.12
Mn-Manganese                       304.5                         8.88
Te-Tellerium                       730.0                        28.58
Sn-Tin                             296.0                         8.63
Cr-Chromium                     1,955.0                         57.02
Pb-Lead                           435.0                         12.69
Al-Aluminum                    15,700.0                        457.91
Tl-Thallium                        53.0                          1.55
Zr-Zirconium                       28.3                          0.82
Ti-Titanium                     8,300.0                        242.08
Li-Lithium                          0.0                          0.00
Cu-Copper                         312.0                          9.16
W-Tungsten                        135.5                          3.95
Bi-Bismuth                         35.4                          1.03
                               REGISTERED ASSAYER
                              CERTIFICATE NO. 19127
                                DONALD E. JORDAN
                              /s/ DONALD E. JORDAN
                               Date Signed 6/12/97
                                 ARIZONA, U.S.A.

UNLESS PRIOR ARRANGEMENTS ARE MADE, ALL SAMPLES WILL BE DISCARDED AFTER 30 DAYS.THESE RESULTS ARE BASED ON WELL KNOWN ACCEPTED ANALYTICAL PROCEDURES USED SOLELY ON THE SAMPLE TAKEN BY JORDAN, GRAHAM, AND HERRON. THIS REPORT IS PREPARED EXCLUSIVELY FOR THE CLIENT. NO WARRNTIES AS TO THE REPRODUCIBILITY OR EXTRACTABILITY OF MATERIAL OTHER THAN THE SAMPLE IS GIVEN. DONALD E. JORDAN AND/OR METALLURGICAL RESEARCH AND ASSAY LABORATORY MAKE NO REPRESENTATION EXPRESS OR IMPLIED ON MATERIAL OTHER THAN THAT REPRESENTED BY THE SAMPLE ASSAYED.

NOTE: "#VALUE!" MEANS THAT ELEMENT HAS NOT BEEN ANALYZED FOR THIS REPORT.
                                    Metallurgical Research and Assay Laboratory
                                              745 Sunset Road Suite 8
                                                Henderson, NV 89015
                                                   702-565-0074
                                                   702-564-0726


ASSAY REPORT
ASSAY NUMBER               2972C     DATE:    6/12/97
CUSTOMER                   CRAIG FURLONG
SAMPLE IDENTIFICATION               #1 PIT - 90'

Element                    ppm or ug/g  Troy oz/s.ton
Se-Selenium                        165.5                     4.83
Ge-Germanium                       157.0                     4.58
Ga-Gallium                         289.5                     8.44
Yb-Yitterbium                       79.5                     2.32
Md-Meodymium                       720.0                    21.00
Pr-Praseodymium                     25.5                     0.74
Sn-Sanarium                         45.3                     1.32
Tm-Thulium                         930.0                    27.12
Lu-Luteium                          31.7                     0.92
Dy-Dysprosium                       13.6                     0.40
Ce-Cerium                          323.5                     9.44
Er-Erbium                        9,300.0                   271.24
Tb-Terbium                          40.0                     1.17
Eu-Europium                        405.5                    11.83
Ho-Holmium                          63.5                     1.85
U-Uranium                            0.0                     0.00
Sc-Scandium                          1.4                     0.04
Y-Yittrium                          10.3                     0.30

                               REGISTERED ASSAYER
                              CERTIFICATE NO. 19127
                                DONALD E. JORDAN
                              /s/ DONALD E. JORDAN
                               Date Signed 6/12/97
                                 ARIZONA, U.S.A.

UNLESS PRIOR ARRANGEMENTS ARE MADE, ALL SAMPLES WILL BE DISCARDED AFTER 30 DAYS.THESE RESULTS ARE BASED ON WELL KNOWN ACCEPTED ANALYTICAL PROCEDURES USED SOLELY ON THE SAMPLE TAKEN BY JORDAN, GRAHAM, AND HERRON. THIS REPORT IS PREPARED EXCLUSIVELY FOR THE CLIENT. NO WARRNTIES AS TO THE REPRODUCIBILITY OR EXTRACTABILITY OF MATERIAL OTHER THAN THE SAMPLE IS GIVEN. DONALD E. JORDAN AND/OR METALLURGICAL RESEARCH AND ASSAY LABORATORY MAKE NO REPRESENTATION EXPRESS OR IMPLIED ON MATERIAL OTHER THAN THAT REPRESENTED BY THE SAMPLE ASSAYED.

NOTE: "#VALUE!" MEANS THAT ELEMENT HAS NOT BEEN ANALYZED FOR THIS REPORT.

METALLURGICAL RESEARCH AND ASSAY LABORATORY
745 SUNSET RD., SUITE 8
HENDERSON, NV 89015
702-565-0074

6/28/97

Mr. V. Dale McGhie
Certified Public Accountant
1539 Vassar Street
Reno, NV 89502

Re: Auditors request to summarize Peeples Mining Companies ore value.

Dear Mr. McGhie:

         It is my opinion, assuming Peeples Mining Company reduces its ore inventory to a dore bar using a plasma furnace, they can recover approximately 80% of the values.

         Assuming Peeples Mining Company has in excess of 500,000 tons of material as represented by Paul Mason, the market prices, as of March 21, 1997, for the precious metals present in Peeples ore are as follows:

                           Gold                      $ 354.00 per oz.
                           Silver                    $   5.00 per oz.
                           Platinum                  $ 395.00 per oz.
                           Rhodium                   $ 321.00 per oz.
                           Osmium                    $ 425.00 per oz.
                           Ruthenium                 $  12.00 per oz.
                           Palladium                 $ 145.00 per oz.
                           Iridium                   $ 425.00 per oz.

         Assuming Peeples Mining Company installs 2 furnaces to start with, they will be able to process one half ton of ore, to the dore bar state, every hour.

         Assuming Peeples operates their furnaces 24 hours per day - 7 days per week they will be able to process 84 tons of ore to the dore bar state each week. As stated the plasma furnaces will collect approximately 80% of the ores values in the dore bars.

         The Assay $ 2972A I performed on June 12, 1997, shows the Precious Metal values per ton of Peeples ore to be $13,619.86 present in each ton of ore.

         Peeples approximate recovery of 80% of the present values, given Peeples a representative value of $10,900 per ton or ore (not per ton of dore bars).

         The estimated cost per ton of ore to create the dore bars should not exceed $3,000 per ton of ore.

         The [before tax profit] Peeples Mining Co. Will be approximately $ 7,900.00 per ton of concentrate.


         Assuming that Peeples Mining Co. Has an excess of 500,000 tons of this ore as stated above, they can expect their before tax profit would be $3,950,000,000.00 (three billion nine hundred fifty million dollars).

         It's my professional opinion, based on the above, that with just the precious metal values being considered, Peeples Mining Companies inventory of ore is worth well in excess of $3,000,000,000.00 (three billion dollars).

Sincerely,

/s/ Donald E. Jordan

Donald E. Jordan